SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2007

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE,
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 8, 2007, Washington Mutual, Inc. (the “Company”) announced that John Woods, Senior Vice President and Controller, changed roles and joined the Company’s Home Loans Division, assuming the role of division Chief Financial Officer.  Also effective March 8, 2007, Melissa Ballenger, was promoted to Controller of the Company.  In her new role, Ms. Ballenger will report directly to Thomas Casey, the Company’s Chief Financial Officer.

Ms. Ballenger, age 37, has been a Senior Vice President and the Company’s Assistant Controller since joining the Company in August 2006.  From February 2003 until August 2006, she worked for Freddie Mac, most recently as Vice President of Valuation Accounting, Policy and Analysis.  Prior to that, she was a Vice President of Accounting Policy.  Before joining Freddie Mac, Ms. Ballenger was director of Accounting Policy and Research for PG&E National Energy Group from July 2000 until February 2003, and she has also worked for Arthur Andersen as manager of Audit and Business Advisory Services.

Ms. Ballenger has a Washington Mutual home loan that was made before her appointment as Controller, and (i) was made in the ordinary course of business; (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company; and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2007		WASHINGTON MUTUAL, INC.
	By:	/s/ Fay L. Chapman Fay L. Chapman Senior Executive Vice President